Exhibit 10.17

AMENDMENT TO AGREEMENT

AMENDMENT  TO AGREEMENT dated May 14, 2010, between Greenchek Technology Inc. formerly Ridgestone Resources Inc. hereinafter collectively referred to as "Buyer" and Pardeep Sarai, hereinafter collectively referred to as "Seller".

WHEREAS, the parties desire to amended the agreement entered into between them on October 21, 2008 (the "Agreement");

WHEREAS, the parties have not completed the performance of all of the terms and conditions of said Agreement; and,

WHEREAS, the parties desire to now amend said Agreement in order to modify certain terms of the Agreement..

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed that the Agreement dated the 21st day of October 2008 is amend in the following particulars:

Section 1 of the Agreement is amended partially to amend payment terms to the Shareholder and the following is substituted:

Surrender of Shares

1. The Shareholder hereby surrenders to the Company the Surrendered Shares by delivering to the Company's attorney herewith a share certificate or certificates representing the Shares, duly endorsed for transfer in blank., notary guaranteed. The Company hereby acknowledges receipt from the Shareholder of the certificates for the sole purpose of retiring the Surrendered Shares. The Shareholder will surrender the Surrendered Shares upon receipt of a Promissory Note from the Company in the amount of $25,000, which represents the outstanding amount owed to the Shareholder. The Promissory Note will carry an interest rate of 11% per annum. and the term of the Promissory Note is one year from May 14, 2010.

Section 2 of the Agreement is amended partially to amend retirement terms to the Shareholder and the following is substituted:

Retirement of Shares

2. The Company agrees, subject to section 3 hereof, to forthwith after the closing of the License Agreement and issuance of Promissory Note to retire the Surrendered Shares which shall become authorized but unissued.

All other provisions of the Agreement dated the 21st day of October 2008 shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment to Agreement lips been duly executed by the parties this 14th day of May 2010.

Buyer
GREENCHEK TECHNOLOGY INC. (Formerly Ridgestone Resources Inc.)

By:	/s/ Lincoln Parke
Name: Lincoln Parke
Title: President and CEO

Seller
By:	/s/ Pardeep Sarai
Pardeep Sarai